Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN EXEMPTION THEREUNDER.

SENIOR PROMISSORY NOTE

Principal Amount: $3,000,000	May 13, 2022

WHEREAS, Maker, Payee, and MICT Merger Sub, Inc. have entered into that certain Agreement and Plan of Merger, dated May 10, 2022, (the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement, Payee has agreed to loan certain funds to Maker as provided therein.

NOW THEREFORE, IT IS AGREED as follows:

Tingo, Inc., a Nevada corporation (“Maker”), promises to pay to the order of MICT, Inc., a Delaware corporation or its assigns (“Lender” or “Payee”), the principal sum of Three Million Dollars ($ 3,00,000.00) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as Lender may from time to time designate by written notice in accordance with the provisions of this Note. Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Merger Agreement.

1. Repayment. The principal balance of this Note and any accrued and unpaid interest due hereunder shall be due and payable on May 10, 2024 (the “Initial Maturity Date”), provided however that if the Merger Agreement shall be terminated pursuant to the terms of Section 7.1 therein, the Initial Maturity Date shall accelerate and the principal balance of this Note and any accrued and unpaid interest due hereunder shall be due and payable on or before the 30th calendar day following such termination (such date, the “Maturity Date”). The principal balance may be prepaid at any time by Maker without penalty.

2. Interest. This Note shall be bear interest at 5% per annum.

3. Seniority. This Note shall rank senior to all other debts and obligations of Maker.

4.   Application of Payments. All payments received by Payee pursuant to this Note shall be applied first (if the payment is not made on or prior to the Maturity Date) to the payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the reduction of the unpaid principal balance of this Note.

5. Rescission of Payments. If at any time any payment made by Maker under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Maker or otherwise, Maker’s obligation to make such payment shall be reinstated as though such payment had not been made.

6. Representations and Warranties. Maker hereby represents and warrants to Payee as of the date hereof as follows:

a. Maker is a corporation duly formed, validly existing and in good standing under the laws of the state of Nevada and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted;

b. Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform his obligations hereunder and thereunder;

c. Maker has duly executed and delivered this Note;

d. no consent or authorization of, filing with, notice to or other act by, or in respect of, any person, entity or governmental authority is required in order for Maker to execute, deliver, or perform any of his obligations under this Note;

e. the execution and delivery of this Note and the consummation by Maker of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of Maker’s organizational documents, (ii) violate any law or governmental order applicable to Maker or by which any of its properties or assets may be bound, or (iii) constitute a default under any agreement or contract by which Maker may be bound; and

f. the Note is a valid, legal and binding obligation of Maker, enforceable against Maker in accordance with its terms.

7. Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, Maker shall:

a. (i) preserve, renew and maintain in full force and effect its corporate or organizational existence, and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

b. comply with (i) all of the terms and provisions of its organizational documents, (ii) its obligations under its material contracts and agreements; and (iii) all laws applicable to it and its business;

c. pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature;

d. provide written notice to Payee immediately upon its receipt of notice of the same, of all material actions, suits and proceedings before any court or governmental entity, to which Maker is subject;

e. as soon as possible and in any event within two business days after it becomes aware that an Event of Default has occurred, notify Payee in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default; and

f.   upon the request of Payee, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

8. No Misrepresentation. Maker represents and warrants to Payee that neither this Note nor any statements, certificates or other documents provided by Maker to Payee in connection with the making of the loan evidenced by this Note contain any untrue statement of a material fact, or omit to state a fact necessary to make the statements contained therein or herein misleading.

9. Events of Default. The occurrence of any one of the following events shall constitute an “Event of Default” by Maker under this Note:

a. any representation or warranty made or deemed made by Maker to Payee herein is incorrect in any respect on the date as of which such representation or warranty was made or deemed made;

b. Maker fails to timely make any payment of interest or principal due hereof, and such failure remains uncured for a period of five (5) business days beyond the occurrence of such failure;

c. Except as set forth in Section 9(b), Maker fails to observe or perform any covenant, obligation, condition or agreement contained in this Note, and such failure remains uncured for a period of thirty (30) days beyond the occurrence of such failure;

d. Maker shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for itself or a substantial portion of its assets;

e. any involuntary petition is filed against Maker under any bankruptcy law, rule, regulation, statute or ordinance

f. Maker shall commence any proceeding under any bankruptcy, insolvency, dissolution, termination or liquidation law or statute of any jurisdiction;

g. Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

h. any indebtedness of Maker shall not be paid when due, or there shall occur any event or condition which gives a creditor the right to accelerate or which automatically accelerates the maturity of any such indebtedness; or

i. one or more judgments or decrees shall be entered against Maker and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

From and after the occurrence of an Event of Default, (i) the unpaid principal balance of this Note shall be immediately due and payable, and (ii) interest thereon shall accrue at the rate of 12.0% per annum. Maker shall pay all costs and expenses of Payee incurred in the collection of any amounts due hereunder, including attorneys’ fees and court costs, whether or not litigation is commenced. The rights and remedies of Payee under this Section 9 shall be cumulative and shall be in addition to any other rights and remedies that Payee may have under any other agreement, or at law or in equity.

10. Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

11. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

12. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1)  business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

13. Governing Law and Jurisdiction. This Note is governed by and construed in accordance with the internal laws of the New York, without regard to conflicts of law principles. Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought by Payee in a state or federal court located in the State of New York, and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this paragraph shall affect the right of Payee to (i) commence legal proceedings or otherwise sue Maker in any other court having jurisdiction over Maker, or (ii) serve process upon Maker in any manner authorized by the laws of any such jurisdiction. Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in this paragraph and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

14. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of notice to Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from Payee to Maker, Maker shall issue a new Note to Payee with identical terms as this Note in replacement of this Note.

16. Extension of Time. No extension of time for payment of any amounts due under this Note nor any waiver of any provision of this Note shall release, modify or otherwise affect Maker’s liability for the payments due under this Note.

17. Further Assurances. Promptly upon the request of Payee, Maker shall do, execute, acknowledge, deliver, record, file and register any and all such further acts, deeds, mortgages, assignments, financing statements and continuations thereof, certificates, assurances and other instruments as Payee, may require from time to time in order to (A) carry out more effectively the purposes of this Note, and (B) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Payee, the rights granted or now or hereafter intended to be granted to Payee under this Note or under any other instruments executed in connection with this Note.

18. Expenses. Maker shall reimburse Payee on demand for all reasonable costs, expenses and fees (including expenses and fees of its counsel) incurred by Payee in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the enforcement of Payee’s rights hereunder.

19. Entire Agreement. This Note constitutes the entire agreement of the parties with respect to the matters set forth herein. All prior agreements, understanding and arrangements among the parties with respect to the subject matter hereof are hereby superseded by this Note and of no further force or effect.

20. No Strict Construction. This Note has been reviewed by the parties and is being entered into among competent persons, who are experienced in business. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.

21. Assignment. .. Any assignment or transfer may be made by surrendering this Note to Maker together with an assignment executed by the assignor or transferor. Upon such surrender Maker will execute and deliver, in the case of an assignment or transfer in whole, a new Note in the name of the assignee or transferee or, in the case of an assignment or transfer in part, a new Note in the name of the assignee or transferee named in such instrument of assignment or transfer and a new Note in the name of the assignor or transferor covering the portion of this Note not assigned or transferred to the assignee or transferee. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

22. No Third-Party Beneficiaries. Except as provided in Section 21, this Note is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

23. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Tingo, Inc.

By:	/s/ Dozy Mmobousi
Name:	Dozy Mmobousi
Title:	CEO

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